Exhibit 10

April 28, 2004

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C.  20549

         Re:    Exhibit 10 to Form N-1A

                  Calvert Variable Series, Inc.

                  File numbers 811-3591 and 2-80154

Ladies and Gentlemen:

         As Counsel to Calvert Variable Series, Inc., it is my opinion, based upon an examination of the Articles of Incorporation, Amendments, Restatements and By-Laws and such other original or photostatic copies of Fund records, certificates of public officials, documents, papers, statutes, and authorities as I deemed necessary to form the basis of this opinion, that the securities being registered by this Post-Effective Amendment No. 49 will, when sold, be legally issued, fully paid and non-assessable.

         Consent is hereby given to file this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Fund's Post-Effective Amendment No. 49 to its Registration Statement.

Sincerely,

Ivy Wafford Duke

Assistant Secretary

/s/ Ivy Wafford Duke